OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Semiannual Period Ended September 30, 2016

77O.  Transactions effected pursuant to Rule 10f-3

Two (2) transactions for the semiannual period ended September 30, 2016 effected pursuant to Rule 10f-3, attached as Exhibit.

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WS: MFG_Philadelphia: 865847: v1